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
                                                                      EXHIBIT 11

                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                               THREE MONTHS ENDED

                                                    July 5,
                                              -----------------
                                                2001     2002
                                              --------  -------
BASIC
Weighted average common shares
outstanding                                     12,591   12,743
                                              ========  =======

Net income                                    $  4,243  $ 4,627
                                              ========  =======

Net income per common share                   $   0.34  $  0.36
                                              ========  =======

DILUTED
Weighted average common shares
outstanding                                     12,591   12,743

Dilutive effect of stock options outstanding
during the period                                   82      129

Total common and common equivalent            --------  -------
shares                                          12,673   12,872
                                              ========  =======

Net income                                    $  4,243  $ 4,627
                                              ========  =======

Net income per common share                   $   0.33  $  0.36
                                              ========  =======
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
                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                SIX MONTHS ENDED

                                                   July 5,
                                              -----------------
                                                2001     2002
                                              --------  -------
BASIC
Weighted average common shares
outstanding                                     12,584   12,720
                                              ========  =======

Net income                                    $  7,169  $ 9,290
                                              ========  =======

Net income per common share                   $   0.57  $  0.73
                                              ========  =======

DILUTED
Weighted average common shares
outstanding                                     12,584   12,720

Dilutive effect of stock options outstanding
during the period                                  107      112

Total common and common equivalent            --------  -------
shares                                          12,691   12,832
                                              ========  =======

Net income                                    $  7,169  $ 9,290
                                              ========  =======

Net income per common share                   $   0.56  $  0.72
                                              ========  =======


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